UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026

ModuLink Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-55649

(Commission File Number)

45-5692180

(IRS Employer Identification No.)

Unit 2, Level 6

Westin Centre

26 Hung To Road

Kwun Tong, Hong Kong

(Address of principal executive offices)(Zip Code)

(888) 493-8028

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2026, ModuLink Inc. (the “Company” or “ModuLink”) announced that the Board of Directors of the Company (the “Board”) approved the appointment of Dr. Wah Shing Lam ("Dr. Lam"), age 31, as an Executive Director of the Company, effective July 1, 2026. Dr. Lam currently serves as the Company's Chief Technology Officer and will continue in that role following his appointment to the Board. As Chief Technology Officer, Dr. Lam is responsible for the Company's technology strategy, research and development initiatives, and the integration of artificial intelligence, robotics and automation technologies across the Company's business. Dr. Lam has contributed to the strategic and technological development of the ModuLink group of companies. In approving the appointment, the Board considered Dr. Lam's experience, expertise and leadership, as well as his contributions to the Company's development and his existing executive role. Additional biographical information regarding Dr. Lam is set forth below.

Biography

Dr. Lam is a biomedical engineer and technology entrepreneur with a PhD in Biomedical Engineering and a first-class honours degree in Mechatronic Engineering from City University of Hong Kong. His academic work centres on clinically graded medical micro-robotic systems for cartilage regeneration in degenerative knee joints, complemented by early research in humanoid robotics and AI as a visiting researcher at the Institute of Automation, Chinese Academy of Sciences. He is the Founder and Chief Executive Officer of ASA Robotics Limited, where he led the development of the HORIZON patient transfer robot, the LUNA fall-prevention system, and the RAMP robot analytics and management platform, serving hospitals and enterprises with AI-driven automation solutions.

Dr. Lam currently serves as the Chief Technology Officer of ModuLink Inc., where he is responsible for leading the Group's technology strategy and innovation across its subsidiaries and business units. In this role, he oversees group-wide research and development initiatives, drives the integration of artificial intelligence, robotics and automation technologies across the Company's portfolio, leads digital transformation initiatives to enhance operational efficiency, develops strategic technology partnerships and investments, and builds and mentors the Company's global engineering and innovation teams. In addition to his role with the Company, he is currently appointed as MRI Associate Head at the Hong Kong Centre for Cerebro-Cardiovascular Health Engineering, where he focuses on commercializing preventive healthcare technologies and solutions.

From 2020 to 2024, Dr Lam served as a commission member of the Youth Development Commission of the HKSAR Government, contributing to youth policy, strategy and public engagement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press release dated July 1, 2026
104	Cover Page Interactive File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ENDEAVORS CORPORATION

Date: July 1, 2026	By:	/s/ FU, Wah
	Name:	FU, Wah
	Title:	Chief Executive Officer
(principal executive officer)

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